Calamos Global Total Return Fund N-2

Exhibit k.1.iv

Third Amendment to Transfer Agency and Service Agreement

THIS THIRD AMENDMENT (“Amendment”), effective as of September 6, 2017 (“Effective Date”), is to the Amended and Restated Stock Transfer Agency Agreement (the “Agreement”) made as of June 15, 2007, as amended, between each entity set forth in Schedule II attached to the Agreement (each, a “Customer”) and Computershare Inc., successor-in-interest to The Bank of New York (“Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Customer and the Agent are parties to the Agreement;

WHEREAS, Customer and the Agent desire to amend the Agreement upon the terms and conditions set forth herein; and

WHEREAS each Customer has (i) entered into a Securities Purchase Agreement, dated as of September 6, 2017, between such Customer and the purchasers party thereto and (ii) executed a Statement of Preferences of Series A Mandatory Redeemable Preferred Shares, Series B Mandatory Redeemable Preferred Shares and Series C Mandatory Redeemable Preferred Shares relating to the issuance of mandatory redeemable preferred shares by such Customer;

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendments to “STOCK TRANFER FEE SCHEDULE.” The Fee Schedule is hereby amended as follows:

(a)	The following sentence is hereby added to the end of the first paragraph of the Fee Schedule:

“Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.”

(b)	Delete the “Effective period” section in its entirety and replace it with the following new section:

“Effective period: Fees are effective for an “Initial Term” commencing September 6, 2017 and expiring June 30, 2018. If no new fee schedule is agreed upon prior to the expiration of the Initial Term or a Renewal Term, as defined below, the fees shall automatically renew for successive one-year periods (each a “Renewal Term”).”

(c)	Delete the “Issues Covered: “Closed End Funds” section in its entirety and replace with the following:

“Issues Covered: Closed End Funds

Calamos Strategic Total Return Fund Common Shares

Calamos Strategic Total Return Fund, Series A Mandatory Redeemable Preferred Shares

Calamos Strategic Total Return Fund, Series B Mandatory Redeemable Preferred Shares

Calamos Strategic Total Return Fund, Series C Mandatory Redeemable Preferred Shares

Calamos Global Total Return Fund Common Shares

Calamos Global Total Return Fund, Series A Mandatory Redeemable Preferred Shares

Calamos Global Total Return Fund, Series B Mandatory Redeemable Preferred Shares

Calamos Global Total Return Fund, Series C Mandatory Redeemable Preferred Shares

Calamos Global Dynamic Income Fund Common Shares

Calamos Global Dynamic Income Fund, Series A Mandatory Redeemable Preferred Shares

Calamos Global Dynamic Income Fund, Series B Mandatory Redeemable Preferred Shares

Calamos Global Dynamic Income Fund, Series C Mandatory Redeemable Preferred Shares

Calamos Convertible & Opportunities Income Fund Common Shares

Calamos Convertible & Opportunities Income Fund, Series A Mandatory Redeemable Preferred Shares

Calamos Convertible & Opportunities Income Fund, Series B Mandatory Redeemable Preferred Shares

Calamos Convertible & Opportunities Income Fund, Series C Mandatory Redeemable Preferred Shares

Calamos Convertible & High Income Fund Common Shares

Calamos Convertible & High Income Fund, Series A Mandatory Redeemable Preferred Shares

Calamos Convertible & High Income Fund, Series B Mandatory Redeemable Preferred Shares

Calamos Convertible & High Income Fund, Series C Mandatory Redeemable Preferred Shares

Calamos Dynamic Convertible and Income Fund Common Shares

Calamos Dynamic Convertible and Income Fund, Series A Mandatory Redeemable Preferred Shares

Calamos Dynamic Convertible and Income Fund, Series B Mandatory Redeemable Preferred Shares

Calamos Dynamic Convertible and Income Fund, Series C Mandatory Redeemable Preferred Shares

(d)	Delete the “FLAT SERVICE FEE” section in its entirety and replace it with the following: Monthly fee for stock transfer services (Per Fund – common Shares only) $1,500 (All services identified as “included” will be part of the billed flat monthly rate.)

Add the following fees and services under the ”ACCOUNT MAINTENANCE” section:

“Preferred Issue Fees

$250.00	One-time Set-up Fee (Per preferred class, payable upon issuance of each preferred class)
$325.00	Monthly Administrative Fee (Per preferred class, payable for as long as any Shares of such class are outstanding)”

“Services Related to Preferred Shares

•	Securing information regarding specific terms of the security such as tax ID number and cusip.
•	Letter to DTC within SEC notification standards announcing Agent’s appointment as transfer agent.
•	Securing appointment documentation.
•	Setting up the new issue details in the Agent’s system including information to process dividends, tax reporting and escheatment, if necessary.
•	Notifying Agent’s operating departments regarding the new issue.
•	Acting on the instructions of the Customer regarding issuance of the securities.
•	Closing via telephone to release the securities after the transaction has been agreed to by all parties. (If attendance is required there will be a fee of $500.00 plus travel expenses).
•	Acting as transfer agent, registrar, dividend disbursing agent, and processor of payments”

“Dividend Services

•	Receive full funding one day prior to payable date by 11:00 a.m., Eastern Time via Federal Funds Wire.
•	Coordinate the mailing of monthly dividends with an additional enclosure with each dividend check
•	Prepare and file federal information returns (Form 1099) of dividends paid in a year
•	Prepare and file state information returns of dividends paid in a year to Shareholders resident within such state
•	Prepare and file annual withholding return (Form 1042) and payments to the government of income taxes withheld from non-resident aliens
•	Coordinate the mailing of Form 1099 to Shareholders
•	Coordinate the email notification to Shareholders of the online availability of Form 1099
•	Replace lost dividend checks
•	Reconcile paid and outstanding checks
•	Code “undeliverable” accounts to suppress mailing dividend checks to same
•	Keep records of accumulated uncashed dividends
•	Withhold tax from Shareholder accounts as required by United States government regulations
•	Reconcile and report taxes withheld, including additional Form 1099 reporting requirements, to the Internal Revenue Service
•	Mail to new accounts who have had taxes withheld, to inform them of procedures to be followed to curtail subsequent back-up withholding
•	Perform Shareholder file adjustments to reflect certification of accounts
•	If Customer is not tax resident in the United States, Customer shall advise Agent. Dividend withholding tax services are subject to additional fees
•	Track and mail notices to “unresponsive payees” as required by SEC Rule 17Ad-17, and replace checks as requested by unresponsive payees

“Redemption Services

•	Upon receipt of notice and/or instructions and necessary funds from a Customer, effect redemptions of preferred Shares

Automated Clearing House (ACH) Services

•	Review data for accuracy and completeness
•	Mail cure letter to Shareholders with incomplete information
•	Code accounts for ACH and perform pre-note test
•	Identify rejected ACH transmissions, mail dividend check and explanation letter to Shareholders with rejected transmissions
•	Respond to Shareholder inquiries concerning the ACH Program
•	Calculate on a quarterly basis the Share breakdown for ACH vs. other dividend payments and notify Customer of funding amount for ACH transmissions and other payable date funds
•	Credit ACH designated bank accounts automatically on dividend payable date
•	Maintain ACH participant file, including coding new ACH accounts
•	Process termination requests
•	Keep adequate records including retention of ACH documents”

2.	Limited Effect. Except as expressly modified herein, the Agreement shall continue to be and shall remain in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms.

3.	Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

4.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, hereunto duly agreed and authorized, as of the Effective Date.

Computershare Inc.		Each Customer as set forth in Schedule II as
such may be amended from time to time

By: Calamos Advisors LLC
as Investment Manager of each Customer

By:	/s/ Dennis V. Moccia	By:	/s/ Curtis Holloway
Name: Dennis V. Moccia		Name: Curtis Holloway
Title: Manager, Contract Administration		Title: SVP, Head of Fund Administration

[Signature page to Third Amendment to Transfer Agency and Service Agreement]